EXHIBIT 21
SUBSIDIARIES OF VANGUARD HEALTH SYSTEMS, INC.
(Except where indicated by a number in parentheses after the name of a subsidiary below, the Company owns 100% of the equity interests in such subsidiary, directly or indirectly)
Subsidiaries Incorporated or Organized in the State of Delaware
Abrazo Medical Group Urgent Care, LLC
Advantage Health Care Management Company, LLC
BHS Physicians Alliance for ACE, LLC
Baptist Medical Management Service Organization, LLC
Central Texas Corridor Hospital Company, LLC
Hospital Development Company Number 2, Inc.
Hospital Development of West Phoenix, Inc.
Lakefront Medical Associates, LLC
MacNeal Medical Records, Inc.
MacNeal Physicians Group, LLC
Magnolia Surgery Center Limited Partnership (92%)
Vanguard Health Financial Company, LLC
Vanguard Health Holding Company I, LLC
Vanguard Health Holding Company II, LLC
Vanguard Health Management, Inc.
Vanguard Holding Company I, Inc.
Vanguard Holding Company II, Inc.
VHS Acquisition Corporation
VHS Acquisition Partnership Number 1, L.P.
VHS Acquisition Subsidiary Number 1, Inc.
VHS Acquisition Subsidiary Number 2, Inc.
VHS Acquisition Subsidiary Number 3, Inc. (80.1%)
VHS Acquisition Subsidiary Number 4, Inc.
VHS Acquisition Subsidiary Number 5, Inc.
VHS Acquisition Subsidiary Number 6, Inc.
VHS Acquisition Subsidiary Number 7, Inc.
VHS Acquisition Subsidiary Number 8, Inc.
VHS Acquisition Subsidiary Number 9, Inc.
VHS Acquisition Subsidiary Number 10, Inc.
VHS Acquisition Subsidiary Number 11, Inc.
VHS Acquisition Subsidiary Number 12, Inc.
VHS Arizona Heart Institute, Inc.
VHS Chicago Market Procurement, LLC
VHS Children’s Hospital of Michigan, Inc.
VHS Detroit Businesses, Inc.
VHS Detroit Receiving Hospital, Inc.
VHS Detroit Ventures, Inc.

VHS Genesis Labs, Inc.
VHS Harper-Hutzel Hospital, Inc.
VHS Holding Company, Inc.
VHS Huron Valley-Sinai Hospital, Inc.
VHS Imaging Centers, Inc.
VHS New England Holding Company I, Inc.
VHS of Anaheim, Inc.
VHS of Arrowhead, Inc.
VHS of Huntington Beach, Inc.
VHS of Illinois, Inc.
VHS of Michigan, Inc.
VHS of Orange County, Inc.
VHS of Phoenix, Inc.
VHS of South Phoenix, Inc.
VHS Outpatient Clinics, Inc.
VHS Phoenix Health Plan, LLC
VHS Rehabilitation Institute of Michigan, Inc.
VHS San Antonio Imaging Partners, L.P. (50%)
VHS San Antonio Partners, LLC
VHS Sinai-Grace Hospital, Inc.
VHS University Laboratories, Inc.
VHS West Suburban Medical Center, Inc.
VHS Westlake Hospital, Inc.
Subsidiaries Incorporated or Organized in the State of Arizona
Abrazo Advantage Health Plan, Inc.
Arizona Health Partners, LLC (50%)
Subsidiaries Incorporated or Organized in the State of California
North Anaheim Surgicenter, Ltd. (76%)
Subsidiaries Incorporated or Organized in the Cayman Islands
VHS-Volunteer Insurance Ltd. (formerly, Volunteer Insurance Ltd., discontinued in Bermuda and continued in the Cayman Islands as if it had      been incorporated under the laws of the Cayman Islands, effective April 1, 2011)
DMC Insurance Co., Ltd.
Subsidiaries Incorporated or Organized in the District of Columbia
Healthcare Compliance, LLC

Subsidiaries Incorporated or Organized in the State of Illinois
MacNeal Health Providers, Inc.
MacNeal Management Services, Inc.
Midwest Pharmacies, Inc.
Primary Care Physicians Center, LLC (94%)
Pros Temporary Staffing, Inc.
Watermark Physician Services, Inc.
The 6300 West Roosevelt Limited Partnership (50.33%)
Subsidiaries Incorporated or Organized in the State of Massachusetts
Metrowest Accountable Health Care Organization, LLC (50%)
Subsidiaries Incorporated or Organized in the State of Michigan
Southeast Michigan Physicians’ Insurance Company
Novi Regional Imaging, LLC (51%)
DMC Partnership Imaging, LLC (81%)
Michigan Regional Imaging, LLC (70%)
Subsidiaries Incorporated or Organized in the Commonwealth of Pennsylvania
V-II Acquisition Co., Inc.
Subsidiaries Incorporated or Organized in the State of Texas
Heart & Vascular Institute of Texas, Inc.